Exhibit 10.2

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

THIS AMENDMENT, dated as of October 18, 2007, by and between Veri-Tek International, Corp., a Michigan corporation, and Manitex, Inc., a Texas corporation (the “Companies”, and individually a “Company”), and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan (“Bank”).

WITNESSETH:

WHEREAS, Companies and Bank entered into that certain Second Amended and Restated Credit Agreement dated April 11, 2007, as amended (the “Agreement”); and

WHEREAS, Companies and Bank wish to amend the Agreement;

NOW, THEREFORE, Companies and Bank agree as follows:

1. The definition of “Applicable Margin” is amended to read as follows:

“Applicable Margin” shall mean the following margins:

Eurodollar-based Advances	2.75%
Prime-based Advances	0.25%

2. The definition of “Revolving Credit Maximum Amount” is amended by deleting the figure Sixteen Million Five Hundred Thousand Dollars ($16,500,000) where it appears therein and replacing it with the figure Eighteen Million Five Hundred Thousand Dollars ($18,500,000).

3. The definition of “Borrowing Base” is amended to read as follows:

“Borrowing Base” shall mean, as of any determination, the sum of (a) eighty-five percent (85%) of Eligible Accounts, plus (b) seventy-five percent (75%) of Eligible Canadian Accounts, plus (c) the lesser of (i) sixty-five percent (65%) of Eligible Inventory and (ii) $8,000,000, plus (d) the Overformula Amount.

4. This Amendment may be executed in counterparts, of which this is one, all of which shall constitute one and the same instrument.

5. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

6. Each Company hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within such Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of such Company’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of such Company set forth in Sections 7.1 through 7.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) no Default or Event of Default has occurred and is continuing as of the date hereof.

7. This Amendment shall be effective upon execution by Companies and Bank.

WITNESS the due execution hereof as of the day and year first above written.

BANK:		COMPANIES:

COMERICA BANK		VERI-TEK INTERNATIONAL, CORP.

By:	/s/ James Q. Goudie III	By:	/s/ David H. Gransee

Its:	VP & AGM	Its:	Vice President & CFO

MANITEX, INC.

		By:	/s/ David H. Gransee

		Its:	Chief Financial Officer

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